Exhibit 5.1

330 North Wabash Avenue
Suite 2800
Chicago, Illinois 60611
Tel: +1.312.876.7700 Fax: +1.312.993.9767
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
September 27, 2021	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
Hyatt Hotels Corporation	London	Singapore
150 North Riverside Plaza, 8th Floor	Los Angeles	Tokyo
Chicago, Illinois 60606	Madrid	Washington, D.C.

File No. 126367115

Re:	Registration Statement on Form S-3 (Registration No. 333-249931)

Ladies and Gentlemen:

We have acted as special counsel to Hyatt Hotels Corporation, a corporation organized under the laws of Delaware (the “Company”), in connection with the proposed issuance by the Company of up to 8,050,000 shares of Class A common stock of the Company, $0.01 par value per share (the “Shares”). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2020 (Registration No. 333-249931) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated November 6, 2020, included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), a final prospectus supplement, dated September 22, 2021, filed with the Commission pursuant to Rule 424(b) under the Act on September 23, 2021 (together with the Base Prospectus, the “Prospectus”), and an underwriting agreement, dated September 22, 2021 (the “Underwriting Agreement”), among the underwriters named therein and the Company.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to any other laws.

September 27, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid, and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We bring your attention to the fact that family members, including immediate family members, of a Latham & Watkins LLP attorney rendering services in connection with the Registration Statement are beneficiaries of trusts that indirectly own securities in the Company.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated September 27, 2021, and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP